EXHIBIT

                                                        10.1
                                           SALE AND SUBSERVICING AGREEMENT

                                            Dated as of December 8, 1999

                                                    by and among



                                 TENDER LOVING CARE HEALTH CARE SERVICES, INC.,

                                            as Seller and as Subservicer,



                                                   NPF XII, INC.,

                                                    as Purchaser,



                                                         and

                                     NATIONAL PREMIER FINANCIAL SERVICES, INC.,

                                                     as Servicer

TABLE OF CONTENTS

ARTICLE I             DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 2
   Section 1.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   Section 1.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Other Terms . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE II                 PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS . . 14
   Section 2.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Purchase and Sale . . . . . . . . . . . . . . . . . . . . 14
   Section 2.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Conveyance of Receivables . . . . . . . . . . . . . . . . 14
   Section 2.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Establishment of Accounts; Conveyance of Interests
                      Therein; Investment . . . . . . . . . . . . . . . . . 16
   Section 2.4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Grant of Security Interest. . . . . . . . . . . . . . . . 18
   Section 2.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Further Action Evidencing Purchases . . . . . . . . . . . 18
   Section 2.6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Eligible Receivables. . . . . . . . . . . . . . . . . . . 19
   Section 2.7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Offsets . . . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 2.8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Administrative Fee. . . . . . . . . . . . . . . . . . . . 19
   Section 2.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Assignment of Agreement . . . . . . . . . . . . . . . . . 19

ARTICLE III                CONDITIONS OF PURCHASES. . . . . . . . . . . . . 20
   Section 3.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Conditions Precedent to Effectiveness of Agreement. . . . 20
   Section 3.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Conditions Precedent to All Purchases . . . . . . . . . . 21

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                            . . . . . . . . . . . . . . . . . . . . . . . . 22
   Section 4.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Representations and Warranties as to the Seller . . . . . 22
   Section 4.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Representations and Warranties of the Seller as to
   Purchased
                      Receivables . . . . . . . . . . . . . . . . . . . . . 27
   Section 4.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Repurchase Obligations. . . . . . . . . . . . . . . . . . 30

ARTICLE V             GENERAL COVENANTS OF THE SELLER . . . . . . . . . . . 31
   Section 5.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Affirmative Covenants of the Seller . . . . . . . . . . . 31
   Section 5.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Reporting Requirements of the Seller. . . . . . . . . . . 31
   Section 5.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Negative Covenants of the Seller. . . . . . . . . . . . . 33

ARTICLE VI                 ACCOUNTS ADMINISTRATION. . . . . . . . . . . . . 34
   Section 6.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Collection Account. . . . . . . . . . . . . . . . . . . . 34
   Section 6.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Determinations of the Servicer. . . . . . . . . . . . . . 34
   Section 6.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Distributions from Accounts . . . . . . . . . . . . . . . 35
   Section 6.4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Allocation of Moneys following Termination Date . . . . . 36
   Section 6.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Accounting. . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE VII           APPOINTMENT OF THE SUBSERVICER. . . . . . . . . . . . 36
   Section 7.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Appointment of the Subservicer. . . . . . . . . . . . . . 36
   Section 7.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Additional Subservicers . . . . . . . . . . . . . . . . . 37
   Section 7.3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Duties and Responsibilities of the Subservicer. . . . . . 37
   Section 7.4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Authorization of the Servicer . . . . . . . . . . . . . . 39
   Section 7.5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Subservicing Fee; Subservicing Expenses . . . . . . . . . 40
   Section 7.6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Annual Statement as to Compliance . . . . . . . . . . . . 40
   Section 7.7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Transfer of Servicing Between Subservicer and Servicer. . 41
   Section 7.8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Subservicer Not to Resign . . . . . . . . . . . . . . . . 41
   Section 7.9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Appointment of the Successor Subservicer. . . . . . . . . 41
   Section 7.10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Duties of the Subservicer to the Successor Servicer . . . 42
   Section 7.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Effect of Termination or Resignation. . . . . . . . . . . 42

ARTICLE VIII               EVENTS OF SELLER DEFAULT . . . . . . . . . . . . 43
   Section 8.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Events of Seller Default. . . . . . . . . . . . . . . . . 43

ARTICLE IX                 INDEMNIFICATION. . . . . . . . . . . . . . . . . 45
   Section 9.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Indemnities by the Seller . . . . . . . . . . . . . . . . 45
   Section 9.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Security Interest . . . . . . . . . . . . . . . . . . . . 46

ARTICLE X             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . 47
   Section 10.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . 47
   Section 10.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 47
   Section 10.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Binding Effect; Assignability . . . . . . . . . . . . . . 48
   Section 10.4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . 48
   Section 10.5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  No Proceedings. . . . . . . . . . . . . . . . . . . . . . 49
   Section 10.6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Amendments; Waivers; Consents . . . . . . . . . . . . . . 49
   Section 10.7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  GOVERNING LAW; CONSENT TO JURISDICTION;
                      WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . 48
   Section 10.8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                  Execution in Counterparts; Severability . . . . . . . . . 50


Schedule 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Ineligible Medicaid States
Schedule 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Ineligible Blue Cross/Blue Shield Plans
Schedule 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller Month End Report
Schedule 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Litigation and Judgment Disclosure
Schedule 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller's Payor and Provider Numbers
Schedule 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Status of Medicaid and Medicare Cost Reports
Schedule 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
List of Names Under Which Seller is Doing Business and Addresses
                  at Which Seller is Doing Business and/or Maintaining
Records


Exhibit A         Form of Notice to Payors
Exhibit B         Form of Lockbox Account Agreement
Exhibit C         Form of Purchase Assignment
Exhibit D         Form of Officer's Certificate for the Seller
Exhibit E         Form of Opinion of Counsel for the Seller
Exhibit F         Form of Repurchase Assignment
Exhibit G         Form of Section 6.2 Determination of the Servicer

                  SALE AND SUBSERVICING AGREEMENT (the "Agreement"), dated as of December 8, 1999, by and among TENDER LOVING CARE HEALTH CARE SERVICES, INC., a(n) Delaware corporation, as Seller (as such, together with its successors and permitted assigns, the "Seller"), and as Subservicer (as such, together with its successors and permitted assigns, the "Subservicer"), NPF XII, INC., an Ohio corporation, as Purchaser (as such, together with its successors and permitted assigns, the "Purchaser"), and NATIONAL PREMIER
FINANCIAL SERVICES, INC., an Ohio corporation, as Servicer (as such, together with its successors and permitted assigns, the "Servicer").

WITNESSETH:

                  WHEREAS, the Seller desires to sell certain health care receivables originated by the Seller;

                  WHEREAS, the Purchaser is a special purpose corporation formed for the purpose of purchasing certain health care receivables and funding such purchases with the proceeds from the issuance of promissory notes;

                  WHEREAS, the Seller and the Purchaser intend that the Purchaser will purchase certain health care receivables from the Seller from time to time;

                  WHEREAS, the Purchaser has appointed the Servicer to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement (the 'Purchased Receivables');

                  WHEREAS, in order to effectuate the purposes of this Agreement, the Purchaser and the Servicer desire that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables;

                  WHEREAS, the Seller has been requested and is willing to act as the Subservicer; and

                  WHEREAS, the Seller acknowledges and consents to the Purchaser's anticipated assignment to an affiliate of all its right, title, interest and obligations with respect to this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

                  Section 1.1            Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "A.M. Best" means A.M. Best Rating Company, and its successors and assigns.

                  "Accreditation" means certification by the JCAHO that an Agency fully complies with the standards set by the JCAHO for operation of such Agency.

                  "Additional Subservicer" has the meaning specified in
Section 7.2.

                  "Additional Subservicing Agreement" has the meaning specified in Section 7.2.

                  "Adverse Claim" means any claim of ownership or any lien, security interest or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest.

                  "Administrative Fee" means, as of any Purchase Date, an amount equal to 8.50% of the Net Value of Purchased Receivables purchased on such Purchase Date, deposited, for subservicing expenses, with the Servicer, payable, from time to time, in whole or in part, to the Seller in its capacity as Subservicer as a the Subservicing Fee.

                  "Agency" means a home health care provider licensed or otherwise authorized by a Governmental Authority or similar agency or body to provide home health care services.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

                  "Base Rate" means, as of any Purchase Date, a percentage equal to 11.50% per annum.

                  "Billed Amount" means, with respect to any Receivable the amount billed or billable to the related Payor with respect thereto, for the provision of health care, medical or home care services or products prior to the related Purchase Date, prior to the application of any Contractual Allowance.

                  "Billing Date" means the earlier of (a) the date on which the claim with respect to a Receivable was submitted to the related
Payor; (b) 60 days from the Discharge Date; or (c) 14 days from the Service Date if Discharge Date is inapplicable, and as related to Rebilled Receivables, the date on which a Receivable is initially billed or rebilled, as the case may be, to the appropriate Payor provided such rebilling is approved by the Servicer.

                  "Blue Cross/Blue Shield Contract" means any and all agreements currently in force between the Seller and any Blue
Cross/Blue Shield plan.

                  "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio or the State of New York.

                  "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United
States Department of Defense established by 10 USC 1071 et seq.

                  "CHAMPUS Receivable" means a Receivable payable pursuant to CHAMPUS.

                  "CHAMPUS Regulations" means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed
Services including (a) all federal statutes (whether set forth in 10 USC 1071 or elsewhere) affecting CHAMPUS; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health
Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

                  "CHAMPVA" means the Civilian Health and Medical Program of the Veterans Administration, a program of medical benefits covering (a) the dependents of veterans who have been rated by VA as having a total and permanent disability, (b) the survivors of veterans who died from VA-rated service-connected conditions, or
(c) those who at the time of death, were rated permanently and totally disabled from a VA-rated service-connected condition.

                  "CHAMPVA Receivables" means a Receivable payable pursuant to CHAMPVA.

                  "CHAMPVA Regulations" means collectively, all regulations of the Civilian Health and Medical Program of the Veterans
Administration, including (a) all federal statutes (whether set forth in 38 USC 1713 or elsewhere) affecting CHAMPVA; and (b) all applicable provisions of all rules, regulations (including 38 CFR
17), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health
Affairs), and the Office of CHAMPVA, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

                  "Closing Date" means December 8, 1999.

                  "Collection Account" means the trust account maintained with the Trustee described in Section 2.3(c).

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable;
provided, however, in the event the Purchaser consents in writing to the release or assignment of the Purchaser's security interest in the Seller's Self-Pay Receivables as described in Section 9.2 hereof, Collections shall be exclusive of all cash collections and other cash proceeds of such Self-Pay Receivables.

                  "Commercial Lockbox Account" has the meaning specified in
Section 2.3(a).

                  "Concentration Limits" means: the following expressed as a percentage or Dollar amount of the aggregate Net Value of the Purchased Receivables then outstanding:

                  (a) Receivables payable by Blue Cross and Blue Shield Payors - 15%;

                  (b) Receivables for which any one commercial insurer, Provider Payor, HMO/PPO or other similar managed care program is Payor during the time such Payor has a claims paying ability and/or long-term debt rating of 'BBB-' or better but less than 'A-' from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S & P or Moody's - 2%;

                  (c) Receivables for which any one commercial insurer, Provider Payor, HMO/PPO or other similar managed care program is Payor during the time such Payor is unrated or which has a claims paying ability and/or long-term debt rating of below
         'BBB-' from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S &
         P or Moody's - .50%;

                  (d) Receivables payable by all commercial insurers, Provider Payors, HMO's/PPO's or other similar managed care programs during the time such Payors are unrated or which have a claims paying ability and/or long-term debt rating of 'BBB-' or below from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch
         IBCA, S & P or Moody's - 6%; and

                  (e) Receivables payable by all commercial insurers, Provider Payors, HMO's/PPO's or other similar managed care programs during the time such Payors are unrated or which have a claims paying ability and/or long-term debt rating below
         'BBB-' from DCR, or, if not rated by DCR, an equivalent rating from either A.M. Best, or any two of either, Fitch IBCA, S &
         P or Moody's - 2%.

                  "Contract" means an agreement (or agreements), pursuant to, or under which, a Payor shall be obligated to pay the Seller for services rendered or merchandise sold to patients of the Seller from time to time.

                  "Contractual Allowance" means an amount verified by the Servicer in accordance with historical liquidation experience
(actual collections received on the Billed Amount within 180 days of the Billing Date) and current reimbursement schedules by Payor
Class by which the amount of charges billed or billable to any Payor are to be adjusted to reflect the entitled reimbursement pursuant to any contract or other arrangement between such Payor and the Seller.

                  "Credit Deficiency" has the meaning specified in Section
6.2(d).

                  "Current Net Value Amount" has the meaning specified in
Section 6.2(c).

                  "DCR" means Duff & Phelps Credit Rating Co., its successors and assigns.

                  "DRG Code" means the Diagnosis Related Group code assigned by HCFA.

                  "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, other than trade payables in the ordinary course of business, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

                  "Defaulted Receivable" means a Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 180 days from the Billing Date for such Receivable; or (b) the Payor thereof has taken any action, or suffered any event to occur, of the type described in Section
8.1(c); or (c) the Servicer or the Subservicer otherwise reasonably deems any part of the Net Value thereof to be uncollectible.

                  "Determination Date" means the Business Day preceding the Purchase Date of each week.

                  "Discharge Date" means, with respect to any Receivable, the date of discharge by a Seller of the related patient, in the case of an in-patient and the Billing Date, in the case of an out-patient and a Receivable originated by a nursing home.

                  "Dollar" and "$" means lawful money of the United States of America.

                  "Eligible Payor" means a Payor which is

                  (a) (i) a commercial insurance company, organized under the laws of any jurisdiction in the United States, having its principal office in the United States;
                           (ii) a Blue Cross/Blue Shield plan other than those listed on Schedule 2; (iii) during such time as the Seller is the Subservicer hereunder, (A) Medicare,
                           (B) Medicaid plans other than those administered by the states listed on Schedule 1, (C) CHAMPUS or (D) CHAMPVA; (iv) a HMO, PPO or other similar managed care program, each organized under the laws of any jurisdiction in the United States, having its principal office in the United States; or (v) a Provider Payor provided that a Provider Payor shall not be an Eligible Payor without the consent of the Servicer;

                  (b)      not an Affiliate of any of the parties hereto;

                  (c) in the case of (a) (i) (ii), (iv) and (v) above, in receipt of a letter substantially in the form of Exhibit A hereto; and

                  (d) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivable to the Purchaser.

                  "Eligible Receivable" means, at any time, a Receivable as to which the representations and warranties of Section 4.2 are true and correct in all respects at the time of Purchase.

                  "Eligible Receivable Amount" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to any Contractual Allowance with respect to such Eligible Receivable.

                  "Equity Account" means the trust account of the Purchaser maintained with the Trustee titled "Equity Account."

                  "Event of Seller Default" has the meaning specified in
Section 8.1.

                  "Fitch" or "Fitch IBCA" means Fitch IBCA, Inc., and its successors and assigns.

                  "Governmental Authority" means the United States of America, federal, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                  "Governmental Consents" has the meaning specified in
Section 4.1(h).

                  "HCFA" means the Health Care Financing Administration, an agency of the HHS charged with administering and regulating, inter alia, certain aspects of Medicaid and Medicare.

                  "Health Facility License" means a license issued by a state health agency or similar agency or body certifying that the Agency has been inspected and found to comply with applicable laws for operating such a Agency.

                  "HHS" means the Department of Health and Human Services, an agency of the Federal Government of the United States.

                  "HMO" means a health maintenance organization.

                  "Indemnified Amounts" has the meaning specified in
Section 9.1(a).

                  "Indemnified Party" has the meaning specified in Section
9.1(a).

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Investment Income" means income of any nature from the investment or deposit of funds in the Seller Credit Reserve Account or Offset Reserve Account or any other reserve or account required hereunder.

                  "JCAHO" means the Joint Commission for Accreditation of Health Care Organizations.

                  "Lockbox Account" has the meaning specified in Section
2.3(a).

                  "Lockbox Account Agreement" means an agreement among the Servicer and a depository institution satisfactory to the Purchaser with respect to the Commercial Lockbox Account and among the Seller and a depository institution satisfactory to the Purchaser with respect to the Medicare Lockbox Account, in each case (a) providing that all Collections therein shall be remitted directly by such depository institution to the Collection Account within one
Business Day of receipt and (b) otherwise satisfactory to the Purchaser.

                  "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 USC 1396 et seq.) and any statutes succeeding thereto.

                  "Medicaid Certification" means certification of an Agency by HCFA or a state agency or entity under contract with HCFA that the Agency fully complies with all the conditions of participation set forth in Medicaid Regulations.

                  "Medicaid Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering the Medicaid program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

                  "Medicaid Receivable" means a Receivable payable pursuant to a Medicaid Provider Agreement.

                  "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

                  "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security
Act (42 USC 1395 et seq.) and any statutes succeeding thereto.

                  "Medicare Certification" means certification of the Agency by HCFA or a state agency or entity under contract with HCFA that the Agency fully complies with all the conditions of participation set forth in Medicare Regulations.

                  "Medicare Lockbox Account" has the meaning specified in
Section 2.3(a).

                  "Medicare/Medicaid Offset" means, with respect to Medicare Receivables and Medicaid Receivables, an offset against payment thereof, which has occurred due to a Medicare or Medicaid settlement.

                  "Medicare Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering the Medicare program and a health care facility under which the health care facility agrees to provide services or merchandise for Medicare patients in accordance with the terms of the agreement and Medicare Regulations or (ii) an agreement entered into between a federal or state agency or other such entity administering the Medicare program, the Seller and/or the Subservicer providing for the repayment by the Seller and/or the Subservicer of Medicare liabilities.

                  "Medicare Receivable" means a Receivable payable pursuant to a Medicare Provider Agreement.

                  "Medicare Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

                  "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

                  "Net Administrative Fee" means, as of any Purchase Date, an amount equal to the Administrative Fee minus the Subservicing
Fee for such Purchase Date (but not less than zero).

                  "Net Subservicing Fee" means, as of any Purchase Date, an amount equal to the Subservicing Fee minus the Administrative Fee for such Purchase Date (but not less than zero).

                  "Net Value" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by (ii) 0.97; minus (b) all payments received from the Payor with respect thereto; provided, that if the Servicer makes a determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero, and provided, further, that for purposes of calculations under Article
VI, the Net Value of a Defaulted Receivable shall be zero and no deductions in Net Value will be made until such time as the Servicer has received Collections with respect to a Purchased
Receivable and processed the related Remittance Advice.

                  "Officers' Certificate" means a certificate signed by two persons, one of whom shall (a) hold the office of the Chairman of the Board, President, Vice President or Treasurer and (b) the second of whom shall hold (i) any of the offices described in the preceding clause (a) or (ii) the office of Assistant Treasurer, Secretary or Assistant Secretary.

                  "Offset Reserve Account" means the trust account maintained with the Trustee as specified in Section 2.3(b).

                  "Other Sellers" has the meaning specified in Section 2.7.

                  "Paid Receivable" means, as of any Determination Date, a Purchased Receivable as to which a payment by the Payor with respect to such Receivable has been received.

                  "Paid Receivables Amount" has the meaning specified in
Section 6.2(b).

                  "Payor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

                  "Payor Class" means, with respect to any Payor, one of the following: (a) commercial insurance Payors; (b) Medicare
Payors; (c) Medicaid Payors; (d) Blue Cross/Blue Shield Payors; (e) CHAMPUS Payors; (f) CHAMPVA Payors; (g) HMO and PPO Payors; and (h) Provider Payors.

                  "Person" means an individual, limited liability company, partnership, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "PPO" means a preferred provider organization.

                  "Principal Amortization Event" means an event under any loan agreement or indenture following which the funding of the Purchaser to be utilized in purchasing Receivables hereunder may be terminated.

                  "Prior Net Value Amount" has the meaning specified in
Section 6.2(a).

                  "Program Fee" means, (a) as of the first Purchase Date in any month, an amount determined by the Servicer, equal to (i) 1/12 of the annualized Base Rate multiplied by (ii) the aggregate Net
Value of all Purchased Receivables including (A) Defaulted
Receivables (net of recoveries) and (B) those Receivables to be purchased on such Purchase Date; and (b) as of any subsequent
Purchase Date in any month, an amount determined by the Servicer, equal to (i) 7/360 of the annualized Base Rate multiplied by (ii) any increase in the aggregate Net Value of all Purchased
Receivables since such first Purchase Date including (A) Defaulted Receivables (net of recoveries) and (B) those Receivables to be purchased on such Purchase Date.

                  "Provider Payor" means any medical services provider reimbursed by an HMO, PPO or managed care program, commercial insurer, Medicare, Medicaid, CHAMPUS or CHAMPVA organized under the laws of any jurisdiction in the United States, having its principal office in the United States.

                  "Purchase" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 2.2.

                  "Purchase Account" means the trust account of the Purchaser maintained with the Trustee titled 'NPF XII - Purchase
Account.'

                  "Purchase Assignment" means the assignment of Purchased Receivables entered into between the Seller and the Purchaser on the initial Purchase Date and any subsequent Purchase Date upon Purchaser's request substantially in the form of Exhibit C.

                  "Purchase Commitment" means an amount not to exceed $60,000,000 for the Seller and its consolidated Subsidiaries.

                  "Purchase Date" means the Closing Date and thereafter, Thursday of each week or the preceding Business Day if such day is not a Business Day.

                  "Purchase Notice" means a notice in a form acceptable to the Purchaser, which enables the Purchaser to identify all Eligible Receivables owned on such date by the Seller, and the Required
Information with respect thereto, segregated by Payor Class.

                  "Purchase Price" has the meaning specified in Section
2.2(b).

                  "Purchased Receivable" means any Receivable which has been purchased by the Purchaser hereunder, including a Rejected
Receivable prior to its repurchase. Notwithstanding anything to the contrary herein, Purchased Receivable shall only refer to a Receivable (or part thereof) payable by the primary Payor thereof.


                  "Purchaser" means NPF XII, Inc., an Ohio corporation, together with its successors and assigns.

                  "Rebilled Receivable" means a Receivable which has been revised and rebilled to an Eligible Payor as a result of reclassification of such Receivable previously determined by the Subservicer or the Servicer to be other than an Eligible
Receivable.

                  "Receivable" means (a) an account receivable billed or billable to a Payor arising from the provision of health care, medical or home care services or products (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

                  (b) a health-care-insurance receivable billed or billable to a Payor arising from the provision of health care, medical or home care services or products (and any services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of such Payor with respect thereto;

                  (c) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor;

                  (d) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

                  (e) all Collections with respect to any of the foregoing;

                  (f)      all Records with respect to any of the foregoing;
and

                  (g)      all proceeds of any of the foregoing.

                  "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or the Subservicer with respect to Receivables
(including Purchased Receivables) and the related Payors.

                  "Rejected Amount" has the meaning specified in Section
6.2(e).

                  "Rejected Receivable" has the meaning specified in
Section 4.3.

                  "Related Documents" means each Purchase Assignment, the Lockbox Account Agreement and all documents required to be delivered thereunder and under this Agreement.

                  "Remittance Advice" means, in respect of a Receivable, written confirmation received by the Servicer from the Subservicer or the related Payor of the amount paid on a patient specific
Receivable.

                  "Required Information" means, with respect to a Receivable, (a) the Payor, (b) the DRG Code, if applicable, (c) the Eligible Receivable Amount, (d) the Billing Date, (e) the patient account number and (f) the Discharge Date, if applicable.

                  "S & P" means Standard & Poor's Corporation, and its successors and assigns.

                  "Self-Pay Receivables" means a Receivable with respect to which an individual recipient (or guardian of a recipient) of health care, medical or home care services or products (and any services or sales ancillary thereto) provided by the Seller is the primary or sole obligor as to the payment of amounts due to the Seller arising from the Seller's provision of health care, medical or home care services or products (and any services or sales ancillary thereto).

                  "Seller" means, Tender Loving Care Health Care Services, Inc., a(n) Delaware corporation, together with its successors and assigns.

                  "Seller Credit Reserve Account" means the trust account maintained with the Trustee as specified in Section 2.3(b).

                  "Seller Month End Report" means the report as set forth on Schedule 3 attached hereto.

                  "Service Date" means the date on which services are rendered or goods are sold to the applicable patient or health care facility with respect to a particular Receivable.

                  "Servicer" means National Premier Financial Services, Inc., an Ohio corporation, or any Person designated as the successor Servicer, and its successors and assigns, from time to time.

                  "Servicing Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Servicer with respect to the Purchased
Receivables and the related Payors.

                  "Specified Credit Reserve Balance" means, with respect to the Seller in the Seller Credit Reserve Account, as of any Purchase
Date, an amount equal to 6.50% of the Net Value of Purchased
Receivables including (a) Defaulted Receivables (net of recoveries) and (b) those Receivables to be purchased on such Purchase Date.

                  "Specified Offset Reserve Balance" means, with respect to the Seller in the Offset Reserve Account, as of any Purchase Date, an amount equal to the greater of (a) 2.0% of the Net Value of Purchased Receivables including (i) Defaulted Receivables (net of recoveries) and (ii) those Receivables to be purchased on such Purchase Date; and (b) 1.5 times the most recent year's aggregate audited Medicare and Medicaid cost report liabilities for the Seller.

                  "Subservicer" means Tender Loving Care Health Care Services, Inc., a Delaware corporation, or any Person designated as Subservicer, from time to time, hereunder.

                  "Subservicing Fee" has the meaning specified in Section
7.5.

                  "Subservicing Officer" means any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Purchased Receivables whose name appears on an Officer's Certificate listing servicing officers furnished to the Servicer by the Subservicer, as amended, from time to time.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "Termination Date" means the earlier of (a) December 31, 2002 or (b) the date of declaration or automatic occurrence of the Termination Date pursuant to Section 8.1

                  "Trustee" means Bank One, NA, a national banking association, or any successor Trustee appointed by the Purchaser.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.

                  Section 1.2            Other Terms.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such
Article 9.


ARTICLE II

PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

                  Section 2.1               Purchase and Sale.

                  The Seller does hereby agree to sell, transfer, assign, set over and convey to the Purchaser, without recourse, all right, title and interest of the Seller in and to the Purchased
Receivables sold pursuant to this Agreement and the Purchaser does hereby agree to purchase Purchased Receivables pursuant to the terms of this Agreement; provided, that with respect to each Purchased Receivable which is a Medicare Receivable, a Medicaid
Receivable, a CHAMPUS Receivable or a CHAMPVA Receivable, the
Seller, as Subservicer hereunder, shall retain all rights of collection with respect to such Receivable.

                  Section 2.2               Conveyance of Receivables.

                  (a) No later than 2:00 p.m. on the fifth Business Day prior to each Purchase Date, the Seller shall deliver, or cause to be delivered, to the Servicer a Purchase Notice. In the event that the Seller does not provide such notification, the Purchaser will have no obligation to purchase any Eligible Receivable on such Purchase Date. Upon receipt of a Purchase Notice, the Servicer, in its sole discretion, as agent for the Purchaser, shall determine which, if any, of the Eligible Receivables specified therein the Purchaser shall purchase. In the event the Servicer determines
(the determination of the Servicer being conclusive in this regard) that any Receivables identified on such notice are not Eligible
Receivables, such Receivables shall not be eligible for sale on such Purchase Date. On each Purchase Date, following its selection, if any of Eligible Receivables, the Servicer will determine the Purchase Price in accordance with the subsection (b) hereof. The Seller shall be obligated to execute and deliver to the Purchaser a Purchase Assignment with respect to Purchased
Receivables as of the initial Purchase Date and thereafter upon the written request of the Purchaser. Notwithstanding the foregoing, the Purchaser shall have no obligation to purchase Receivables from the Seller to the extent the aggregate Net Value of all Purchased
Receivables (other than Defaulted Receivables) is in excess of the Purchase Commitment.

                  (b) The Purchase Price with respect to Purchased Receivables purchased on any Purchase Date shall be an amount (not less than zero) equal to (i) the aggregate Net Value of such Purchased Receivables; minus (ii) the sum of (A) the Program Fee as of such Purchase Date; (B) the amount, if any, by which the amount in the Seller Credit Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date (which amount will be the full Specified Credit Reserve Balance on the initial Purchase
Date); (C) the amount, if any, by which the amount in the Offset Reserve Account deposited hereunder (net of withdrawals required hereunder) is less than the Specified Offset Reserve Balance as of such Purchase Date (which amount will be the full Specified Offset Reserve Balance on the initial Purchase Date); (D) the Net Administrative Fee due to the Servicer; and (E) the amount required to keep the Seller or its consolidated Subsidiaries in full and complete compliance with the Medicare Provider Agreement to the extent not already withheld. Following delivery of a duly executed Purchase Assignment, subject to the satisfaction of the conditions set forth in Section 3.2, the Purchaser shall, by withdrawal from the Purchase Account, (u) pay to the Seller the Purchase Price for all Purchased Receivables purchased on such Purchase Date, (v) deposit the Program Fee in the Equity Account, (w) make a deposit in the amount set forth in (B) above, if any, in the Seller Credit Reserve Account, (x) make a deposit in the amount set forth in (C) above, if any, in the Offset Reserve Account, (y) pay to the Servicer the Net Administrative Fee, and (z) pay to HCFA or any other appropriate party the amount set forth in (E) above. In the event the Purchase Price is zero on any Purchase Date, the Purchaser shall only be required to make deposits specified in (w),
(x), (y), and (z) above in an amount equal to the Net Value of such Purchased Receivables as of such Purchase Date, with priority being given in the foregoing order. In the event the Net Value of Purchased Receivables purchased on any Purchase Date is less than the Program Fee (including where no Receivables are purchased on such Purchase Date), in order to satisfy the Seller's obligation to pay the Program Fee on such Purchase Date, the Servicer shall cause
(i) an amount equal to the Net Value of Purchased Receivables purchased on such Purchase Date to be deposited in the Equity
Account; and (ii) the Trustee to withdraw from the Seller Credit Reserve Account and deposit in the Equity Account, an amount equal to the Program Fee on such Purchase Date minus the Net Value of Purchased Receivables purchased on such Purchase Date to the extent funds deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account are in excess of the Specified Credit Reserve Balance. To the extent funds deposited hereunder
(net of withdrawals required hereunder) in the Seller Credit
Reserve Account do not exceed the Specified Credit Reserve Balance, in order to satisfy the Seller's obligation to pay the Program Fee on such Purchase Date (i) the Servicer shall cause an amount equal to the Net Value of Purchased Receivables purchased on such Purchase Date to be deposited in the Equity Account; and (ii) the Seller shall, without demand, pay to the Purchaser an amount equal to the Program Fee on such Purchase Date minus the Net Value of Purchased Receivables purchased on such Purchase Date and the Purchaser shall deposit such funds in the Equity Account.

                  (c) Following payment of the Purchase Price on any Purchase Date, ownership of each Purchased Receivable will be vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any Purchased Receivable. The Seller shall indicate in its Records that ownership of each Purchased Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents (other than medical records, which shall be retained by the Seller) relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner thereof, and possession of any Required Information or incident relating to the Purchased
Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only. To further evidence such sale, at the request of the Purchaser, the Seller shall (i) mark conspicuously each invoice evidencing each Purchased Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all right and title thereto and interest therein as provided in this Agreement; (ii) mark its master data processing records evidencing such Purchased
Receivables with such legend; and (iii) send notification to Payors as to the transfer of such interest in the Purchased Receivables.

    Section 2.3               Establishment of Accounts; Conveyance of
                                   Interests Therein; Investment.

                  (a) Lockbox Account. Prior to the execution and delivery of this Agreement, the Seller shall (i) establish and maintain at the Seller's expense (A) an account in the name of the Seller with a depository institution satisfactory to the Purchaser into which all Collections in respect of Medicaid, Medicare, CHAMPUS and CHAMPVA Receivables which are Purchased Receivables shall be deposited and an account in the name of the Seller with a depository institution satisfactory to the Purchaser into which all Collections in respect of Medicaid, Medicare, CHAMPUS and CHAMPVA Receivables which are other than Purchased Receivables shall be deposited (together, such accounts are referred to as the 'Medicare Lockbox Account') and (B) an account in the name of the Servicer into which all Collections in respect of Receivables other than Medicaid, Medicare, CHAMPUS and CHAMPVA Receivables and which are Purchased Receivables shall be deposited and an account in the name of the Servicer into which all Collections in respect of Receivables other than Medicaid, Medicare, CHAMPUS and CHAMPVA Receivables and which are other than Purchased Receivables shall be deposited (together, such accounts are referred to as the "Commercial Lockbox Account"); provided that neither the Seller nor the Servicer shall be permitted to withdraw any amounts from the Commercial Lockbox Account or change the procedures under the Lockbox Account Agreement except in the case of an assignment by the Purchaser of its interests herein under Section 10.3. The
Medicare Lockbox Account and the Commercial Lockbox Account are referred to collectively in this Agreement as the 'Lockbox
Account') and (ii) enter into the Lockbox Account Agreement. The provisions of the Lockbox Account Agreement described in the definition thereof may not be amended without the consent of the Trustee. The Seller hereby agrees to direct each Payor of each Receivable to remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid, Medicare, CHAMPUS and CHAMPVA Receivables which shall be directed to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account) by delivering to such Payor a notice attached as Exhibit A hereto.
The Seller further agrees not to change such directive to Payors without the prior written consent of the Purchaser and the Servicer. The Seller agrees not to terminate the Medicare Lockbox Account Agreement without first providing the Purchaser and the Servicer with written notice at least 30 days prior to the effective date of such termination. The Seller acknowledges that payments deposited in the Medicare Lockbox Account will be swept from the Medicare Lockbox Account to the Collection Account on a daily basis. The Seller hereby agrees not to change or direct the custodian thereof to modify such sweep order without first providing the Purchaser and the Servicer with written notice at least 30 days prior to the effective date of such change in sweep order. In the event the Seller terminates the Medicare Lockbox Account, changes the sweep order with respect to the Medicare
Lockbox Account or the Payors receive any instruction whatsoever from the Seller indicating that Collections with respect to the Receivables should be sent to any location other than the Lockbox Account, the Seller hereby acknowledges and agrees that such actions would be an express violation of this Agreement, would cause irreparable harm to the Purchaser for which there would be no adequate remedy at law, and agrees and consents to grant the Purchaser specific performance of the terms and provisions of this Agreement. The custodian of the Lockbox Account may rely upon the terms and restrictions set forth in subsection 2.3(a).

                  (b) Seller Credit Reserve Account; Offset Reserve Account. The Purchaser has established and shall maintain trust accounts with the corporate trust department of the Trustee titled
'NPF XII - Seller Credit Reserve Account' (the 'Seller Credit
Reserve Account') and 'NPF XII - Offset Reserve Account' (the
'Offset Reserve Account').

                  (c) Collection Account. The Purchaser has established and shall maintain a trust account with the corporate trust department of the Trustee titled 'NPF XII - Collection Account'
(the 'Collection Account').

                  (d) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to (i) all amounts deposited, from time to time, in the Seller Credit Reserve Account and the Offset Reserve Account and (ii) subject to the provisions of Article VI hereunder, all amounts deposited, from time to time, in the Lockbox Account and the Collection Account. Any Collections in respect of Receivables held by the Seller or the Subservicer pending transfer to the Collection Account as provided in this Agreement, shall be held by the Seller in trust for the benefit of the Purchaser until such amounts are deposited into the Collection Account or the Lockbox
Account. In the event Collections in respect of Receivables held by the Seller (whether in the Lockbox Account or otherwise) shall not be remitted to the Collection Account on the day of receipt or the following Business Day if the day of receipt is not a Business
Day in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 12% per annum or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency. The Seller shall pay any such late charge on demand therefor by the Purchaser.

                  (e) Notwithstanding anything to the contrary herein, the Seller may, but shall not be obligated to, make a deposit at any time in the Seller Credit Reserve Account or the Offset Reserve
Account. Further, the Seller is not entitled to, nor shall the Seller have any interest in, Investment Income.

                  Section 2.4               Grant of Security Interest.

                  It is the intention of the parties hereto that each payment by the Purchaser to the Seller with respect to Purchased Receivables to be made hereunder shall constitute part of the purchase and sale of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted and hereby grants to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, whether now owned and existing or hereafter acquired and arising to and under the Purchased Receivables; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Seller Credit
Reserve Account and the Offset Reserve Account; and all amounts on deposit with respect to Receivables from time to time in the Lockbox Account and the Collection Account, all other rights relating to and payments made in respect of this Agreement, and all proceeds of any of the foregoing.

                  Section 2.5               Further Action Evidencing Purchases

                  (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Receivables; to enable the Purchaser to exercise or enforce any of its rights hereunder or under any Purchase Assignment; or that may be necessary or appropriate to comply with revisions to Article 9 of the Uniform Commercial Code.
Without limiting the generality of the foregoing, the Seller will, upon the request of the Purchaser, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may reasonably request.

                  (b) The Seller hereby authorizes the Purchaser to act as the Seller's attorney in fact and to file one or more financing statements, amendments or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Receivables and Collections with respect thereto without the signature of the Seller. To the extent any financing statements, amendments or continuation statements, or amendments thereto or assignments thereof are filed pursuant to this Section 2.5(b), the Purchaser shall promptly provide the Seller with time-stamped copies of such filings.

                  Section 2.6               Eligible Receivables.

                  All determinations of the Servicer under this Agreement including, without limitation, whether Receivables are Eligible
Receivables and the Eligible Receivable Amounts, shall be conclusive, absent manifest error.

                  Section 2.7               Offsets.

                  The parties acknowledge that the Purchaser and the Servicer have entered into a series of agreements in substantially the form of this Agreement with other sellers of receivables
('Other Sellers') and that the Offset Reserve Account has been established to provide liquidity to the Purchaser with respect to Rejected Receivables, whether such receivables were sold to the Purchaser by the Seller or by Other Sellers. In the event of an offset with respect to a receivable purchased by the Purchaser from the Seller or an Other Seller and such Rejected Receivable is not repurchased by such Seller or Other Seller in the manner set forth in Section 4.3 herein, the Servicer will cause the Trustee to withdraw the Net Value of such Rejected Receivable from the Offset Reserve Account and deposit it in the Purchase Account. In the event such receivable was sold to the Purchaser by an Other Seller, the Purchaser agrees to enforce the Other Seller's obligation to repurchase such receivable under the terms of its agreement with such Other Seller and to cause the amount of such repurchase by the Other Seller to be deposited in the Offset Reserve Account. The Servicer will maintain a detailed accounting record of all deposits and withdrawals from the Offset Reserve Account including whether a withdrawal was made with respect to a Medicare/Medicaid Offset on a receivable sold to the Purchaser by the Seller or an Other
Seller. For purposes of calculating whether the amount in the Offset Reserve Account deposited by the Servicer on behalf of the Seller (net of withdrawals required hereunder with respect to the Seller) is equal to the Specified Offset Reserve Balance, only withdrawals with respect to a Rejected Receivable sold to the Purchaser by the Seller will be deemed to be with respect to the Seller.

                  Section 2.8               Administrative Fee.

                  On each Purchase Date, the Seller shall deposit with the Servicer an amount equal to the Administrative Fee. The
Subservicer acknowledges that such amount may be offset by the Subservicing Fee pursuant to Section 7.5. Payment of the Net
Administrative Fee may be made by application of amounts otherwise payable to the Seller (including the Purchase Price to the extent allocable to the Seller).

                  Section 2.9               Assignment of Agreement.

                  The Seller does hereby agree, acknowledge and consent to the assignment by the Purchaser to an Affiliate of all of the Purchaser's right, title, interest and obligations with respect to this Agreement. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 2.9 consistent with the terms and provisions of this Agreement.


ARTICLE III

CONDITIONS OF PURCHASES

                  Section 3.1      Conditions Precedent to Effectiveness of
Agreement.

                  The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the Servicer shall have received on or before the Closing Date the following, in form and substance satisfactory to the Purchaser and the Servicer:

                  (a)      With respect to the Seller:

                  (i) the certificate or articles of incorporation of the Seller certified, as of a date no more than ten days prior to the Closing Date, by the Secretary of State of its state of incorporation;

                  (ii) a Good Standing Certificate, dated no more than ten days prior to the Closing Date, from the respective Secretary of State of its state of incorporation and each state in which the Seller is required to qualify to do business;

                  (iii) a certificate of the Secretary or Assistant Secretary of the Seller (on which certificate the Servicer and the Purchaser may conclusively rely until such time as the Servicer shall receive from the Seller a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the Related Documents, (B) a copy of the Seller's by-laws or code of regulations, and (C) a copy of the resolutions of the board of directors of the Seller approving this Agreement, the Related Documents and the transactions contemplated thereby;

                  (iv) an Officer's Certificate in the form of Exhibit D hereto;

                  (v) certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Purchaser), dated a date no more than ten days prior to the Closing Date listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor, together with copies of such financing statements, and searches of applicable federal and state court and agency dockets and lien records showing all judgment liens affecting the Seller or the Eligible Receivables and tax liens; and

                  (vi) acknowledgment copies of executed but unfiled financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in the Receivables previously granted by the Seller including, without limitation, all such releases specified by the Seller prior to the date hereof;

                  (b) Consents required by, or of, any Person or Governmental Authority, if any, to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

                  (c) Acknowledgment copies of proper financing statements (Form UCC-1), duly filed, in respect of Purchased Receivables, naming the Seller as the assignor and the Purchaser as the assignee or other, similar instruments or documents, as may be necessary or, in the opinion of the Purchaser or the Servicer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's ownership interests in all Purchased
Receivables in which an interest may be assigned hereunder;

                  (d)      Fully executed copies of the Lockbox Account
Agreement;

                  (e) The favorable opinion of counsel to the Seller substantially in the form attached hereto as Exhibit E;

                  (f) Such other approvals, opinions, documents and instruments, as the Purchaser or the Servicer may reasonably request;

                  (g) The Seller shall have paid such closing costs as have previously been agreed with the Purchaser;

                  (h) The Seller shall have sent each Eligible Payor a notice substantially in the form of Exhibit A; and

                  (i) The Seller shall have entered into or be bound by the terms of the Medicare Provider Agreement and the Purchaser and the Servicer shall have approved the terms of the Medicare Provider Agreement.

                  Section 3.2         Conditions Precedent to All Purchases.

                  Each Purchase (including the initial Purchase) from the Seller by the Purchaser shall be subject to the further conditions precedent that:

                  (a) The representations and warranties of the Seller set forth in Sections 4.1 and 4.2 are true and correct on and as of such date, before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) No event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Seller Default or would constitute an Event of Seller Default, but for the requirement that notice be given or time elapse or both;

                  (c) The Seller is in compliance with each of its covenants set forth herein;

                  (d)      The Termination Date shall not have occurred;

                  (e) Each Receivable submitted by the Seller for purchase is an Eligible Receivable; and

                  (f) The Seller shall have taken such other action, including delivery of approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

       Section 4.1               Representations and Warranties as to the
Seller
 .
                  The Seller (in its capacities as Seller and Subservicer hereunder) represents and warrants to the Purchaser and the Servicer, as of the date hereof and on each subsequent Purchase
Date, as follows:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

                  (b) The Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver, this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

                  (c) The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the transactions contemplated thereby, (i) have been duly authorized by all necessary corporate or other action on the part of the Seller,
(ii) do not contravene or cause the Seller to be in default under
(A) the Seller's certificate or articles of incorporation or by-laws or code of regulations, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or
(C) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

                  (d) This Agreement and the Related Documents have been duly executed and delivered on behalf of the Seller and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

                  (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Purchaser or the Servicer of any of their rights or remedies thereunder, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (f) As of the date of this Agreement, except as set forth on Schedule 4 attached hereto, there is no pending or threatened in writing action, suit or proceeding, of a material nature against or affecting the Seller or its consolidated
Subsidiaries, its officers or directors (in their capacity as officers and directors), or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Seller or the Subservicer of its obligations under this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, (C) the Receivables or the Contracts or (D) the federal income tax attributes of the Purchases, or (iv) asserting a claim for payment of money in excess of $50,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Seller for the payment thereof) that would be reasonably likely to have a material adverse effect on the business, financial condition, or results of operations of the Seller and its consolidated Subsidiaries. The
Seller hereby agrees to provide written notice to the Purchaser and the Servicer promptly upon the change of any item described in this
Section 4.1 (f) subsequent to the date of this Agreement;

                  (g) No injunction, bankruptcy petition, writ, restraining order or other order of any material nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement has been issued by or filed with a Governmental
Authority;

                  (h) The Seller is in compliance with all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other material agreement or instrument binding on or affecting the Seller or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities, and all certificates of need for the construction or expansion of or investment in health care facilities, all Health Facility
Licenses, Accreditations, Medicaid Certifications and Medicare Certifications necessary for the activities and business of the Seller and each of its Subsidiaries as currently conducted and as proposed to be conducted, the ownership, use, operation and maintenance by each of them of its properties, facilities and assets and the performance by the Seller of this Agreement and the related Documents (hereinafter referred to collectively as 'Governmental Consents');

                  (i) Without limiting the generality of the prior representation: (A) each Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement, Medicare Provider Agreement and each of the Blue Cross/Blue Shield Contracts of the Seller and each of its Subsidiaries is in full force and effect and has not been amended or otherwise modified, rescinded or revoked or assigned, (B) the Seller and each Subsidiary is in compliance with the requirements of Medicaid, Medicare, CHAMPUS, CHAMPVA and related programs, and the Blue Cross/Blue Shield Contracts, and (C) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Governmental Consent applicable to the Seller or any other health care facility owned or operated by the Seller or any of its Subsidiaries, or such facility's participation in any Medicaid, Medicare, CHAMPUS, CHAMPVA or other similar program, or of any Blue Cross/Blue Shield Contracts and there is no claim that such Governmental Consent, participation or contract is not in full force and effect;

                  (j) The Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller;

                  (k) The primary business of the Seller is the provision of health care services and/or equipment. The Payors' related provider numbers set forth on Schedule 5 have been issued to the Seller and Schedule 5 is a true and complete list of all provider numbers assigned by Payors to the Seller or its Subsidiaries;

                  (l) The Medicaid and Medicare cost reports of each facility and of the home office of the Seller for all cost reporting periods ending on or before February 28, 1993 have been examined and audited by (A) as to Medicaid, the state agency, or other HCFA-designated agents or agents of such state agency, charged with such responsibility or (B) as to Medicare, the Medicare intermediary or other HCFA-designated agents charged with such responsibility. The status of the examination and audit of the Medicaid and Medicare cost reports of each Agency and of the home office of the Seller for all cost reporting periods subsequent to the period ending February 28, 1993 is set forth on Schedule 6;

                  (m) All information heretofore or hereafter furnished by or on behalf of the Seller or its consolidated Subsidiaries to the Servicer or the Purchaser in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

                  (n) Since the most recent Purchase Date, there has occurred no event which has or is reasonably likely to have a material adverse effect on the consolidated financial condition of the Seller and its consolidated Subsidiaries, including their ability to perform their obligations under this Agreement. Since the most recent Purchase Date, except as otherwise disclosed in writing by the Seller to the Purchaser, there has occurred no event which has or is reasonably likely to have a material adverse effect on the business or operations of the Seller or any of its Subsidiaries, including their ability to perform their obligations under this Agreement;

                  (o) Upon consummation of the transactions contemplated by this Agreement, the Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller has not incurred Debts beyond its ability to pay; the Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the sales of Purchased Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present and future creditors of the Seller;

                  (p) The consolidated balance sheets of the Seller as at February 28, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, audited by Deloitte & Touche, LLP, independent certified public accountants, copies of which have been furnished to the Purchaser and Servicer, fairly present the consolidated financial condition, business and operations of the Seller as at such date and the related consolidated results of the operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since
February 28, 1999 there has been no material adverse change in any such condition, business or operations, except as disclosed in the financial statements set forth in Section 4.1 (q) below or in the Amendment No. 5 to the Subservicer's Registration Statement on Form
10 filed under the Securities Exchange Act of 1934 pursuant to which the Subservicer registered its common stock, $.01 par value per share (the 'Form 10');

                  (q) The consolidated balance sheets of the Seller as at September 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the seven month period then ended, prepared internally by the Seller, copies of which have been furnished to the Purchaser and Servicer, fairly present the consolidated financial condition, business and operations of the Seller as at such date and the related consolidated results of the operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1999 there has been no material adverse change in any such condition, business or operations;

                  (r) The Medicare Lockbox Account and the Commercial Lockbox Account are the only lockbox accounts maintained by the Seller and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached as Exhibit A hereto, which notice was mailed on the Closing Date, and is required to, remit all payments with respect to such Receivable for deposit in the Commercial Lockbox Account (other than the Payors of Medicaid,
Medicare, CHAMPUS and CHAMPVA Receivables which have been directed to remit all payments with respect to such Receivables for deposit in the Medicare Lockbox Account);

                  (s) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are now no, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps
Records except as set forth in the designated space beneath its signature line in this Agreement;

                  (t) The legal name of the Seller is as set forth at the beginning of this Agreement and the Seller has not changed its legal name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or 'doing business as' names other than those set forth on Schedule 7 attached hereto;

                  (u) The Receivables of the Seller have been and will continue to be adjusted to reflect reimbursement policies of the Payors with respect thereto; in particular, the Eligible Receivable
Amounts of Receivables relating to such Payors do not and shall not exceed amounts the Seller is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges of the Seller;

                  (v) Except as otherwise disclosed in the Form 10, no Payor of an Eligible Receivable being sold on any Purchase Date has any claim of a material nature against or affecting the Seller or the property of the Seller;

                  (w) The Seller has not done and shall not do anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Purchased Receivable or any related Contract;

                  (x) The Seller has made and will continue to make all payments to Payors necessary to prevent any Payor from offsetting any earlier overpayment to the Seller against any amounts such Payor owes on a Purchased Receivable;

                  (y) Each Purchase Notice contains a complete and accurate list of all Eligible Receivables of the Seller as of its date;

                  (z) For federal income tax reporting and accounting purposes, the Seller will treat the sale of each Purchased
Receivable pursuant to this Agreement as a sale of, or absolute assignment of its full right, title and ownership interest in, such Purchased Receivable to the Purchaser and the Seller has not in any other manner accounted for or treated the transactions in Purchased Receivables by the Seller contemplated hereby;

                  (aa) This Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Purchaser of all right, title and interest of the Seller in and to the Purchased
Receivables now existing and hereafter created;

                  (bb) The Seller has valid business reasons for selling its interests in the Purchased Receivables rather than obtaining a loan with the Purchased Receivables as collateral;

                  (cc) As of the date first above written, the Seller conducts business under those names set forth on Schedule 7 attached hereto and does not operate business under any name other than those names set forth on Schedule 7 attached hereto. One or more but no more than those names listed on Schedule 7 hereto are payees on the payments received from Eligible Payors. As of the date first above written, the Seller conducts business at the locations set forth on Schedule 7 attached hereto and does not operate business at any location other than those locations set forth on Schedule 7 attached hereto. As of the date first above written, the Seller's chief executive office (as that term is used in the UCC) is as set forth beneath the Seller's signature line of this Agreement;

                  (dd) For the period commencing March 1, 1999 and ending September 30, 1999, the Seller and its consolidated Subsidiaries were performing at $9,500,000 under the applicable HCFA cost reimbursement cap levels for such period;

                  (ee) For fiscal year ending February 28, 2000, the consolidated net profit (loss) before taxes for the Seller and its consolidated Subsidiaries shall be not less than ($13,200,000).
For fiscal year ending February 28, 2001, the consolidated net profit (loss) before taxes for the Seller and its consolidated
Subsidiaries shall be not less than $(1,500,000);

                  (ff) The Seller shall, at all times, pay its Debts, if any, as they mature. The trade payables of the Seller shall be aged an average of no more than 65 days;

                  (gg) The Seller and its consolidated Subsidiaries shall at all times maintain an aggregate minimum cash on hand balance of $3,000,000; and

                  (jj) The Seller shall, at all times, comply with the terms and provisions of the Medicare Provider Agreement.

            Section 4.2               Representations and Warranties of the
                                   Seller as to Purchased Receivables.

                  With respect to each Purchased Receivable sold pursuant to this Agreement (including, without limitation, claims which may be satisfied by set-off of any amounts due under any Receivable), the Seller represents and warrants, as of the date hereof and on each subsequent Purchase Date, as follows:

                  (a) Such Receivable is the primary liability of an Eligible Payor and is or will be recognized by the Eligible Payor as its primary liability;

                  (b) The Required Information contained in the Purchase Notice is true and correct;

                  (c) Such Receivable is not a Defaulted Receivable and has not become a Paid Receivable;

                  (d) The Seller has or will submit all necessary documentation and has or will supply all necessary information for payment of such Receivable to the Payor and has fulfilled all its other obligations, in respect thereof, including verification of the eligibility of the Receivable for payment by such Payor;

                  (e) Neither the Receivable nor the related Contract has been satisfied, subordinated or rescinded, or except as disclosed in writing to the Purchaser, amended in any manner;

                  (f) The Eligible Receivable Amount set forth in the applicable Required Information of such Receivable is net of any Contractual Allowance or other modifications and the Receivable has not and will not be materially compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or Payor, and is not nor will be subject to a material compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Contract or otherwise. The Contract related to the such Receivable has not and will not be compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or Payor, and is not nor will be subject to a compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Contract or otherwise

                  (g) Such Receivable is an account receivable created through the provision of necessary health care, medical or home care services or products supplied by the Seller in the ordinary course of its business and the sales prices of such services or products were usual, customary and reasonable in the Seller's community for such services;

                  (h) Such Receivable is an 'account' within the meaning of the UCC and is not evidenced by an 'instrument' within the meaning of the UCC;

                  (i) Such Receivable has a Net Value which, when added to the Net Value of all other Receivables of such Payor or in such Payor Class and which constitute Purchased Receivables hereunder, does not exceed the Concentration Limits;

                  (j) Such Receivable (A) has a Purchase Date no later than 150 days from its Billing Date, (B) with respect to all Purchases following the initial Purchase, the claim with respect to the related Receivable must be submitted to the related Payor no later than 45 days after the Service Date of the patient to whom the health care services giving rise to the Receivable were rendered and (C) is not past the statutory limit for billing or collection applicable to the Payor;

                  (k) The related Contract is, and was at the time of the services giving rise to the Receivable, in full force and effect and constitutes the legal, valid and binding obligation of the Payor enforceable against such Payor in accordance with its terms, such Receivable was created in accordance with the requirements of the Contract and applicable law, including without limitation, to the extent the Receivable is subject to limitations imposed by workers' compensation law or a related Contract and is entitled to be paid pursuant to the terms of the related Contract, and a copy of any related Contract to which the Seller is a party has been delivered to the Purchaser, the amount of the Eligible Receivable does not exceed the limitations so imposed, and each Receivable to which the fees are so restricted has been clearly identified as being subject to such restrictions;

                  (l) Such Receivable is denominated and payable in Dollars in the United States and the Eligible Receivable Amount of such Receivable is not in excess of $200,000 it being understood that the rights to payment for services rendered or goods sold to
(x) different patients or (y) the same patient and billed on different dates shall each constitute separate Receivables;
provided, that if the Eligible Receivable Amount is in excess of such amount, only the amount of such excess may be deemed to not be an Eligible Receivable;

                  (m) Such Receivable is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and, upon such sale, the Purchaser has acquired a valid ownership interest in such Receivable, free and clear of any Adverse Claim;

                  (n) No consent from the Payor or any other Person shall be required to effect the sale of any Purchased Receivables;

                  (o) There are no procedures or investigations pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                  (p) Neither such Receivable nor the related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

                  (q) Such Receivable complies with such additional criteria and requirements (other than those relating to the collectibility of such Receivables) as the Purchaser may from time to time specify to the Seller following 30 days' notice; and

                  (r) The Seller has no knowledge of any fact which should have led it to expect at the time of sale of such Receivable to the Purchaser that the Eligible Receivable Amount of such Receivable would not be paid in full.

The parties acknowledge that some of the foregoing representations and warranties may have been made only to the best of the Seller's knowledge. Nevertheless, notwithstanding the Seller's lack of knowledge with respect to an inaccuracy of a representation and warranty, the parties agree that any such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  Section 4.3               Repurchase Obligations.

                  Upon discovery by any party hereto of a breach of any representation or warranty in this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, the Purchaser's failure to give such prompt written notice shall not constitute a waiver of such breach or in any way 'impair' the Servicer's or Purchaser's right or remedies hereunder. Thereafter, on the next Purchase Date, the Purchase Price for new Purchased Receivables, to the extent sufficient, shall be offset by the Net Value of such Receivable or the Seller shall, prior to the succeeding Determination Date, remit to the Purchaser the Net Value of such Receivable or the Purchaser shall offset the Net Value of such Receivable from other amounts due to the Seller hereunder. Such amount shall be deemed to be Collections of such Receivable (each such Receivable, a 'Rejected Receivable') received and shall be deposited in the Collection
Account. It is understood and agreed that the obligation of the Seller with respect to any Rejected Receivable pursuant to this
Section 4.3 shall constitute the sole remedy by the Purchaser against the Seller for the breach of any representation or warranty in respect of such Receivable; provided, that the foregoing limitation shall not be construed to limit in any manner the Purchaser's right to (a) in the event the Seller fails to effect a repurchase as set forth herein above offset against any amounts it owes the Seller under this Agreement (including any Purchase
Price), the Net Value of such Rejected Receivable; (b) declare the Termination Date to have occurred or to terminate the responsibilities of the Subservicer hereunder to the extent that such breaches also constitute an Event of Seller Default or (c) assert claims for fraud, conversion, or other tortious conduct against the Seller or the Sellers Affiliates. Except as set forth in Section 4.3, the Seller shall have no right to repurchase or remit funds with respect to any Purchased Receivable.


ARTICLE V

GENERAL COVENANTS OF THE SELLER

               Section 5.1               Affirmative Covenants of the Seller.

                  The Seller shall, unless the Purchaser shall otherwise consent in writing:

                  (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables, related Contracts and Collections with respect thereto;

                  (b) Subject to Section 5.3(e) below, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and continue to operate its business in the manner set forth in Section 4.1(a);

                  (c) Cause to be delivered to the Purchaser on or before February 28 of each year beginning with February 28, 2001, (i) an Officer's Certificate of the Seller substantially in the form of Exhibit D, dated the date of such delivery; and (ii) upon the reasonable request of the Purchaser, opinions of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of the delivery of the opinions of counsel which the Seller delivered to the Purchaser and the Servicer on the Closing Date pursuant to Section 3.1(e);

                  (d) Deposit all Collections received in respect of Receivables into the appropriate Lockbox Account within one
Business Day of receipt;

                  (e) Make all payments to any Payors necessary to prevent the Payor from offsetting a prior overpayment to the Seller against any amount the Payor owes on a Purchased Receivable;

                  (f) Timely, pay the Program Fee and all amounts due to the Purchaser under Sections 2.2, 2.3, 4.3, 6.4, 9.1(a) and (b), and 10.4 of this Agreement; and

                  (g) Use its best efforts to release or terminate or cause the release or termination of any Adverse Claim with respect to any Receivable or related Contract.

            Section 5.2               Reporting Requirements of the Seller


                  The Seller shall furnish, or cause to be furnished, to the Purchaser:

                  (a) As soon as available, and in any event within 40 days after the end of each calendar month, a consolidated and consolidating financial statements of the Seller and its consolidated Subsidiaries for the previous calendar month, to be delivered to the Purchaser and the Servicer for each of the first twelve (12) calendar months after the date on which this Agreement is consummated, certified by president, the chief financial officer or chief accounting officer of the Seller;

                  (b) As soon as available, and in any event within 45 days after the end of each of the first three quarters of its fiscal year, a consolidated and consolidating financial statements of the Seller and its consolidated Subsidiaries as of the end of such quarter, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by president, chief financial officer or chief accounting officer of the Seller;

                  (c) As soon as available, and in any event within 40 days after the end of each month, a Seller Month End Report substantially in the form as set forth on Schedule 3 attached hereto;

                  (d) As soon as available and in any event within 90 days after the end of its fiscal year, a copy of the consolidated and consolidating financial statements of the Seller and its consolidated Subsidiaries, if any, as of the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows, of the Seller and its consolidated
Subsidiaries for such year, in each case audited by a 'Big Six' accounting firm or a firm of independent public accountants reasonably acceptable to the Servicer;

                  (e) Promptly after the sending or filing thereof, copies of all reports which the Seller files with any Governmental
Authority as they relate to the Seller's Receivables or sends to any of its security holders and a copy of the annual report (if any) of the Seller;

                  (f) Within five (5) Business Days of the submission, sending, filing or otherwise providing Medicare or Medicaid cost reports of any kind whatsoever, whether or not they be consolidated or consolidating, to the appropriate agency or Governmental
Authority, the Seller shall deliver copies of such cost reports to the Purchaser or the Servicer;

                  (g)      As soon as possible and in any event within three
(3) days after the occurrence of an Event of Seller Default
(including without limitation a material adverse change in the financial condition of the Seller) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Seller Default, the statement of the chief executive officer of the Seller setting forth complete details of such Event of Seller Default and the action which the Seller has taken, is taking and proposes to take with respect thereto;

                  (h) Upon the reasonable request of the Purchaser on or before the tenth Business Day following the 45th day and 90th day of each calendar quarter commencing on the first full calendar quarter immediately following the Closing Date, federal tax lien search results in all applicable jurisdictions with respect to the Seller upon the request of the Purchaser or the Servicer. In the event
Seller fails to timely deliver such search results, the Purchaser or the Servicer may cause such searches to be completed at the Seller's sole expense;

                  (i)      As soon as available and in any event at least three
(3) Business Days prior to the filing of any and all public announcements, press releases, 10-Ks, 10-Qs, 8-Ks and other similar filings or reports pursuant to the Securities Exchange Act of 1934, as amended, with the appropriate agency and/or Governmental
Authority, the Seller shall deliver copies drafts of such filings or reports to the Purchaser and/or the Purchaser's legal counsel;
and

                  (j) Within five (5) Business Days of the reasonable request from the Purchaser, such other information, documents, records or reports with respect to the Receivables or the Contracts or the condition or operations, financial or otherwise, of the Seller or any of its Subsidiaries.

                  Section 5.3               Negative Covenants of the Seller.

                  The Seller shall not, without the prior written consent of the Purchaser and the Servicer:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse
Claim upon or with respect to, any Receivable or related Contract with respect thereto, or, upon or with respect to the Lockbox
Account, the Seller Credit Reserve Account, the Offset Reserve
Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Purchased Receivable;

                  (b) Materially extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto or in any manner impede or interfere with the collection of such Purchased
Receivable;

                  (c) Make any material change in the character of its business;

                  (d) Make any change in its instructions to Payors regarding payments to be made to the Seller or payments to be deposited to the Lockbox Account;

                  (e) Be the subject of or have the Person(s) controlling, directly or indirectly, the Seller be the subject of a merger or merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person; provided, however, without the prior written consent of the Purchaser (i) the Seller may merge with or into or consolidate with or into the Subservicer or a Subsidiary of the Subservicer, the Seller may convey, sell, assign or otherwise transfer all or substantially all of its assets
(whether now owned or hereafter acquired) to the Subservicer or a Subsidiary of the Subservicer, the Subservicer or the Seller may acquire all or substantially all of the assets (whether now owned or hereafter acquired) or capital stock or other ownership interest of a Subsidiary of the Subservicer and (ii) the Seller and the Subservicer may convey, transfer, or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person to the extent that any one such transaction does not exceed $1,000,000 and to the extent that any such transactions do not exceed $2,000,000 in the aggregate in any six month period.

                  (f) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its corporate name or use of any tradenames, fictitious names, assumed names or 'doing business as' names; or

                  (g) Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser, and will not in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale of the Purchased Receivables by the Seller to the Purchaser. It is understood and agreed that the obligation of the Seller to comply with the covenants set forth in this Section 5.3 shall be subject to the Seller's obligation to comply with any order or directive of a Governmental Authority of competent jurisdiction and that compliance with such order or directive shall not constitute a breach of such covenant; provided, that the foregoing shall not be construed to limit in any manner the Purchaser's right to declare the Termination Date to have occurred to the extent that such noncompliance with such covenant (whether or not resulting from such an order or directive) shall constitute, or contribute to the determination of, an Event of Seller Default.


ARTICLE VI

ACCOUNTS ADMINISTRATION

                  Section 6.1               Collection Account.

                  The Purchaser and the Servicer acknowledge that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables (such as Rejected
Receivables to the extent repurchased by the Seller in accordance with Section 4.3 of this Agreement) and that such amounts continue to be owned by the Seller. All such amounts shall be returned to the Seller in accordance with Section 6.3.

                  Section 6.2               Determinations of the Servicer.

                  On each Determination Date, the Servicer will determine:

                  (a) the Net Value of all Purchased Receivables as of the prior Determination Date plus the Net Value of all Purchased
Receivables purchased on the prior Purchase Date (the 'Prior Net
Value Amount');

                  (b) the amount of Collections on all Purchased Receivables received since the prior Determination Date (the 'Paid Receivables Amount');

                  (c) the Net Value of all Purchased Receivables as of the current Determination Date (the 'Current Net Value Amount');

                  (d) an amount equal to (i) the Prior Net Value Amount minus (ii) the Paid Receivables Amount minus (iii) the Current Net
Value Amount (but not less than zero) (the 'Credit Deficiency');
and

                  (e) the Net Value of Purchased Receivables which became Rejected Receivables since the prior Determination Date and which have not been repurchased or offset in the manner set forth in
Section 4.3 or Section 2.7 (the 'Rejected Amount').

The Servicer's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Servicer shall notify the Seller and the Purchaser of such determinations.

                  Section 6.3               Distributions from Accounts.

                  (a) No later than 11:00 a.m. on each Determination Date, following the determinations set forth in Section 6.2, the Servicer will notify the Trustee of such determinations and will cause the Trustee to withdraw in the following priority:

                  (i) the Paid Receivables Amount from the Collection Account and deposit such amount in the Purchase Account;

                  (ii) the Credit Deficiency, if any, from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

                  (iii) the Rejected Amount, if any, from the Collection Account and deposit it in the Purchase Account; and

                  (iv) the remaining amount from the Collection Account and pay such amount by check or wire transfer to the Seller.

                  (b) Until the Termination Date on each Purchase Date following the Purchase on such date, the Servicer shall cause the Trustee to withdraw (i) all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve
Account in excess of the Specified Credit Reserve Balance and (ii) all amounts deposited hereunder (net of withdrawals required hereunder) from the Offset Reserve Account in excess of the Specified Offset Reserve Balance and shall pay such amounts by check or wire transfer to the Seller.

     Section 6.4               Allocation of Moneys following Termination
Date.

                  (a) Following the Termination Date, the Servicer shall cause the Trustee to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, to withdraw an amount equal to the Program Fee from the Offset Reserve Account on each Purchase Date and deposit it in the Equity Account. To the extent that such funds do not equal the Program Fee, the Seller shall deposit in the Equity Account the balance of the Program Fee within five Business Days following demand therefor.

                  (b) On the first Determination Date on which the aggregate Net Value of all Purchased Receivables (other than
Defaulted Receivables) (i) is less than 10% of the aggregate Net
Value of Purchased Receivables (other than Defaulted Receivables) on the Termination Date and (ii) is less than the aggregate amounts deposited hereunder (net of withdrawals required hereunder) and remaining in the Seller Credit Reserve Account and the Offset
Reserve Account, the Servicer shall cause the Trustee to withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Servicer shall cause the Trustee to disburse to the Seller funds in an amount equal to the amount held in the Collection Account, the Seller
Credit Reserve Account and the Offset Reserve Account related to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement shall be deemed terminated.

                  Section 6.5               Accounting.

                  The Servicer shall make all determinations of actual and required amounts in each of the accounts established pursuant to this Agreement, maintain detailed accounting records of all deposits and withdrawals for each such account, including the Seller and the Receivables with respect to which such deposits and withdrawals were made and notify the Trustee as to such determinations.


ARTICLE VII

APPOINTMENT OF THE SUBSERVICER
AND SUCCESSOR SERVICER

                  Section 7.1               Appointment of the Subservicer.

                  The Servicer and the Purchaser hereby appoint the Seller to act as Subservicer hereunder. The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract and shall serve in such capacity, including, in the event the Servicer has resigned or been terminated, until the termination of its responsibilities pursuant to Section 7.9, 7.11, or 8.1. The Subservicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. Notwithstanding any term or provision hereof to the contrary, the Seller, the Subservicer, and the Purchaser hereby acknowledge and agree that the Servicer acts as agent hereunder for the Purchaser and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller or the Subservicer.

                  Section 7.2               Additional Subservicers.

                  The Subservicer may, with the prior consent of the Purchaser and the Servicer, which consent shall not be unreasonably withheld, subcontract with a subservicer (each such servicer, an 'Additional Subservicer') for collection, servicing or administration of the Receivables, provided, that (a) the Subservicer shall continue to perform its obligations with respect to collections of Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables and CHAMPVA Receivables, (b) the Subservicer shall remain liable for the performance of the duties and obligations of the Additional Subservicer pursuant to the terms hereof and (c) any subservicing agreement that may be entered into and any other transactions or services relating to the Purchased Receivables involving an Additional Subservicer (each such agreement, an 'Additional Subservicing Agreement') shall be deemed to be between the Additional Subservicer and the Subservicer alone and the Purchaser and Servicer shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Additional Subservicer.

                  Section 7.3               Duties and Responsibilities of the
Subservicer.

                  (a) The Subservicer shall conduct the servicing, administration and collection of the Purchased Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable, from time to time, all in accordance with (i) customary and prudent servicing procedures for health care receivables of a similar type, and (ii) all applicable laws, rules and regulations.

                  (b) The duties of the Subservicer shall include, without limitation:

                  (i) preparation and submission of claims to, and post-billing liaison with, Eligible Payors;

                  (ii) arranging for the direct remittance of all Collections on Receivables to the Commercial Lockbox Account (other than Collections with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS Receivables and CHAMPVA Receivables, in respect of which it shall arrange for the direct remittance of such Collections to the Medicare Lockbox Account);

                  (iii) remitting any Collections with respect to Medicaid Receivables, Medicare Receivables, CHAMPUS
         Receivables and CHAMPVA Receivables it may receive directly for deposit in the Medicare Lockbox Account and remitting any Collections on other Receivables it may receive directly for deposit in the Commercial Lockbox Account, in each case no later than by the end of the day of receipt or the following Business Day if the day of receipt is not a Business Day;

                  (iv) maintaining all necessary Servicing Records with respect to the Purchased Receivables and promptly delivering such reports to the Purchaser or the Servicer in respect of the servicing of the Purchased Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Purchaser or the Servicer may reasonably request;

                  (v) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable);

                  (vi) identifying each Purchased Receivable clearly and unambiguously in its Servicing Records to reflect that such Purchased Receivable is owned by the Purchaser;

                  (vii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Purchased Receivables and related Contracts and Collections with respect thereto;

                  (viii) preserving and maintaining its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized to perform obligations as Subservicer (including enforcement of collection of Purchased Receivables on behalf of the Purchaser) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Purchaser in the Purchased
         Receivables, (B) the collectibility of any Purchased
         Receivable or (C) the ability of the Subservicer to perform its obligations hereunder or under the Contracts;

                  (ix) any time and from time to time at reasonable intervals upon notice to the Subservicer and during regular business hours, permitting the Purchaser, the Servicer or any of their agents or representatives, (A) to examine and make copies of and abstracts from all Servicing Records, and (B) to visit the offices and properties of the Subservicer for the purpose of examining such Servicing Records, and to discuss matters relating to the Receivables or the Subservicer's performance under this Agreement with any officer or employee of the Subservicer having knowledge of such matters;

                  (x) at the request of the Servicer, maintaining at its own expense, a blanket fidelity bond with broad coverage, with responsible companies acceptable to the Servicer, on all officers, employees or other persons acting on behalf of the Subservicer in any capacity with regard to the Purchased Receivables; provided that the fidelity bond currently maintained by the Subservicer is acceptable to the Servicer as of the Closing Date, including those handling funds, money, documents and papers relating to the Purchased Receivables.
         Any such fidelity bond shall protect and insure the Subservicer (and through the Subservicer, the Servicer and the Purchaser) against losses commonly protected against by bonds of a similar type, including forgery, theft, embezzlement, fraud, and negligent acts of such persons and shall be maintained at a level acceptable to the Servicer. No provision of this Section requiring such fidelity bond shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. Any amounts received under any such bond with respect to Purchased
         Receivables shall be deposited by the Subservicer in the Collection Account and treated in the same manner as Collections with respect to such Purchased Receivables. Upon request of the Purchaser or the Servicer, the Subservicer shall cause to be delivered to the Purchaser and the Servicer a certification evidencing coverage under such fidelity bond. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond has been terminated or modified in a materially adverse manner, the Subservicer shall notify the Servicer of any such termination or modification;

                  (xi) notifying the Purchaser and the Servicer of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by a Payor with respect to any Purchased Receivable; and

                  (xii) providing the Purchaser and the Servicer with a report on each Determination Date substantially in the form of Exhibit G.

                  (c) Notwithstanding anything herein to the contrary, all collection functions in respect of Medicaid Receivables, Medicare
Receivables, CHAMPUS Receivables and CHAMPVA Receivables shall be performed in accordance with Medicaid Regulations, Medicare
Regulations, CHAMPUS Regulations and CHAMPVA Regulations.

                  (d) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or related
Contracts, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

                  Section 7.4               Authorization of the Servicer.

                  The Seller hereby authorizes the Servicer (including any successors thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Receivables to the Purchaser, in the determination of the Servicer as the case may be, to collect all amounts due under any and all Purchased Receivables and process all Collections and related Remittance Advices. The Servicer shall process such Collections and related Remittance Advices within five Business Days of receipt thereof. Further, the Servicer is authorized, to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own such Receivable. The Seller shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Purchased Receivables. Notwithstanding anything to the contrary contained herein, the Servicer shall have the absolute and unlimited right to direct the Subservicer to commence or settle any legal action to enforce collection of any Purchased Receivable or to foreclose upon, repossess or take any other action which the Servicer deems necessary or advisable with respect thereto. In no event shall the Subservicer be entitled to make the Purchaser or the Servicer a party to any litigation without such party's express prior written consent.

          Section 7.5               Subservicing Fee; Subservicing Expenses.

                  On each Purchase Date, the Subservicer shall be paid a subservicing fee by the Servicer for its performance as Subservicer hereunder (the 'Subservicing Fee') from the Servicer's own funds in an amount equal to 8.5% of the Collections, if any, with respect to Purchased Receivables that were received by the Servicer during the period from the prior Determination Date to such Determination
Date; provided that, if the Seller ceases to be Subservicer hereunder, the Servicer's obligation to pay the Subservicing Fee shall terminate. The Servicer shall offset the Subservicing Fee from the Administrative Fee to be deposited with the Servicer on such Purchase Date. In the event the Subservicing Fee is greater than the Administrative Fee to be deposited on such Purchase Date, the Servicer shall pay to the Subservicer an amount equal to the Net Subservicing Fee for such Purchase Date. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

                  Section 7.6               Annual Statement as to Compliance.

                  The Subservicer shall deliver to the Purchaser and the Servicer on or before February 28 of each year beginning with February 28, 2001, an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision; (b) to the best of such officer's knowledge, based on such review, the Subservicer has fulfilled in all material respects all its obligations as Subservicer under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      Section 7.7 Transfer of Servicing Between Subservicer and Servicer.

                  (a) Upon determination by the Servicer that greater than 10% of the Purchased Receivables remain outstanding for greater than 120 days after their respective Billing Date, the Servicer may immediately give notice to the Subservicer that the Servicer will assume servicing of such portion of the Purchased Receivables that remain outstanding for greater than 120 days after their respective
Billing Date. Thereupon, the Servicer shall assume the servicing responsibilities of Subservicer in respect of such Purchased
Receivables. The Subservicer shall thereupon provide the Servicer with all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer).

                  (b) Notwithstanding the provisions of the preceding clause (a), the Subservicer shall maintain ongoing payment records with respect to each Purchased Receivable serviced by the Servicer.

                  (c) The Subservicer shall pay all reasonable fees and costs of the Servicer in connection with its duties under this
Section 7.7.

                  Section 7.8               Subservicer Not to Resign.

                  The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser and the Servicer. No such resignation shall become effective until the earlier of the date required by applicable law or the Servicer shall have assumed the responsibilities and obligations of the Subservicer in accordance with Section 7.9.

       Section 7.9               Appointment of the Successor Subservicer.

                  In connection with the termination of the Subservicer's responsibilities under this Agreement pursuant to Section 8.1, the Servicer may, in its discretion, except with respect to Section
8.1(c) in which case the Servicer shall, (a) succeed to and assume all of the Subservicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement except with respect to Medicaid Receivables, Medicare
Receivables, CHAMPUS Receivables and CHAMPVA Receivables or (b) require the Seller to continue to act as Subservicer for all of its outstanding Purchased Receivables at the time of the Event of Seller Default.

       Section 7.10              Duties of the Subservicer to the Successor
Servicer.

                  At any time following the succession of the Servicer to the responsibilities of Subservicer under Section 7.9(a):

                  (a) The Subservicer agrees that it will terminate its activities as Subservicer hereunder, except its collection functions in respect of Medicaid, Medicare, CHAMPUS and CHAMPVA
Receivables, in a manner acceptable to the Servicer so as to facilitate the transfer of servicing to the Servicer including, without limitation, timely delivery (i) to the Servicer of any funds that were required to be remitted to the Servicer for deposit in the Collection Account, and (ii) to the Servicer, at a place selected by the Servicer, of all information, documents and records (including original copies of documents), to the extent required by the Servicer to perform its duties under the Agreement (including such records stored electronically on computer tapes, magnetic discs and the like as may be reasonably requested by the Servicer).
The Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

                  (b) The Subservicer shall terminate each Additional Subservicing Agreement that may have been entered into and the Servicer shall not be deemed to have assumed any of the Subservicer's interest therein or to have replaced the Subservicer as a party to any such Additional Subservicing Agreement.

                  (c) Notwithstanding any termination of the Seller as Subservicer hereunder, the Seller agrees that it will continue to follow the procedures set forth in Section 7.3(b)(iii) with respect to Collections on Purchased Receivables.

         Section 7.11              Effect of Termination or Resignation.

                  Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser or the Servicer may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.


ARTICLE VIII

EVENTS OF SELLER DEFAULT

                  Section 8.1               Events of Seller Default.

                  If any of the following events (each, an 'Event of Seller Default') shall occur and be continuing:

                  (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement;

                  (b) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Seller in excess of $250,000;

                  (c) The Seller shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against (and not dismissed within 60 days to the extent instituted against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth in this subsection;

                  (d) Except as set forth on Schedule 4 attached hereto, judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $100,000 in the aggregate against the Seller, its consolidated Subsidiaries and any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more;

                  (e) There is a material breach of any of the representations and warranties set forth in Sections 4.1 or 4.2 that has remained uncured for a period of 30 days;

                  (f) Any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of the Seller or with regard to the Seller other than a lien that does not materially adversely affect the financial condition of the Seller or the Seller's ability to perform as Subservicer and that (1) is limited by its terms to assets other than Receivables or (2) remains undischarged for a period of 30 days;

                  (g) As of the first day of any month, the aggregate Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables (other than those with respect to which a withdrawal has previously been made from the Offset Reserve
Account) during the prior three-month period shall exceed 8% of the average aggregate Net Values of all Purchased Receivables then owned by the Purchaser (other than Defaulted Receivables) at the end of each of such three months;

                  (h) The Servicer shall have reasonably determined that any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Seller, the ability of the Seller to collect Purchased Receivables in its capacity as Subservicer or the ability of the Seller (either as Seller or Subservicer) to perform hereunder has occurred;

                  (i) A deterioration has taken place in the quality of servicing of Purchased Receivables or other Receivables serviced by the Seller (in its capacity as Subservicer) which the Servicer, in its sole discretion, determines to be material;

                  (j) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

                  (k) The Lockbox Account Agreement shall have been amended or terminated without the written consent of the Purchaser and the Servicer;

                  (l) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days;

                  (m) The amount deposited hereunder (net of withdrawals required hereunder) in the Offset Reserve Account has remained at less than the Specified Offset Reserve Balance for fourteen consecutive days;

                  (n) The Seller shall fail to fully or completely comply with the reporting requirements set forth in Section 5.2 of this Agreement;

                  (o) The Seller shall at any time fail to fully or completely comply with the terms and provisions of the Medicare
Provider Agreement;

                  (p) The consolidated net profit (loss) before taxes for the Seller and its consolidated Subsidiaries for the fiscal year ending February 29, 2000 is less than $(14,500,000);

                  (q) The consolidated net profit (loss) before taxes for the Seller and its consolidated Subsidiaries for the fiscal year ending February 28, 2001 is less than ($3,000,000);

                  (r) The trade payables of the Seller and its consolidated Subsidiaries are aged on average more than 71.5 days; or

                  (s) A Principal Amortization Event shall have been declared;

then and in any such event, the Servicer shall, by notice to the Seller and the Purchaser declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller and the Purchaser shall make no further Purchases from the Seller. Upon any such declaration or automatic occurrence, the Purchaser and the Servicer shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative provided, that, if an event of the kind described in 8.1(c) occurs with regard to the Seller, an Event of Seller Default shall be deemed to have occurred automatically.


ARTICLE IX

INDEMNIFICATION

                  Section 9.1               Indemnities by the Seller.

                  (a) Without limiting any other rights that the Purchaser, the Servicer, or any director, officer, employee or agent of either such party (each an 'Indemnified Party') may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as 'Indemnified Amounts') which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Seller's representations warranties, covenants or obligations under this Agreement (except with respect to the Purchaser's remedies set forth in Section 4.3 hereof) or Related Documents or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however,
(i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse for unpaid Purchased Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (A) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement (except with respect to a Purchased Receivable, as to which the Purchaser's remedies are set forth in Section 4.3), any report or any other information delivered by the Seller pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

                  (B) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related Contract, or the nonconformity of any Purchased Receivable or the related
         Contract with any such applicable law, rule or regulation; or

                  (C) the failure to vest and maintain vested in the Purchaser, or to transfer to the Purchaser, legal and equitable title to and ownership of the Receivables which are, or are purported to be, Purchased Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the Purchase of such Receivable or at any time thereafter.

                  (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date such Indemnified Amount is paid by the Indemnified Party.

                  Section 9.2               Security Interest.

                  The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's right, title and interest, whether now owned and existing or hereafter acquired or arising, in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, other than Self-Pay Receivables, including all rights to payments under any related Contracts or other agreements with related Payors; the Collections with respect to the foregoing; the Records with respect to the foregoing; contract rights, instruments, documents, chattel paper, and general intangibles (including, without limitation, choses in action, tax refunds and insurance proceeds) with respect to the foregoing; any other obligations or rights of the Seller to receive any payments in money or kind with respect to the foregoing; all guarantees of the foregoing and security therefor; all of the right, title and interest of the Seller in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing; insurance policies and proceeds relating thereto; all of the rights of the Seller as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all cash or non-cash proceeds of all of the foregoing, as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.2, 2.3, 4.3, 5.1(f), 6.4, 9.1(a) and (b), and 10.4, but excluding recourse for unpaid Purchased Receivables. This Section 9.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.

                  (b) The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's right, title and interest, whether now owned and existing or hereafter acquired or arising, in, to and under all of the Seller's Self-Pay
Receivables, to the extent not otherwise consented to in writing by the Purchaser, including all rights to payments under any related
Contracts or other agreements with related Payors; the Collections with respect to the foregoing; the Records with respect to the foregoing; contract rights, instruments, documents, chattel paper, and general intangibles (including, without limitation, choses in action, tax refunds and insurance proceeds) with respect to the foregoing; any other obligations or rights of the Seller to receive any payments in money or kind with respect to the foregoing; all guarantees of the foregoing and security therefor; all of the right, title and interest of the Seller in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing; insurance policies and proceeds relating thereto; all of the rights of the Seller as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale;
and all cash or non-cash proceeds of all of the foregoing, as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.2, 2.3, 4.3, 5.1(f), 6.4, 9.1(a) and (b), and
10.4, but excluding recourse for unpaid Purchased Receivables.
This Section 9.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.

ARTICLE X

MISCELLANEOUS

                  Section 10.1              Notices, Etc.

                  All notices and other communications provided for hereunder shall, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

                  Section 10.2              Remedies.

                  No failure on the part of the Purchaser or the Servicer to exercise, and no delay in exercising, any right hereunder or under any Purchase Assignment shall operate as a waiver thereof;
nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 10.3              Binding Effect; Assignability.

                  This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser, the Servicer and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Servicer. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Seller or the Subservicer. Without limiting the generality of the foregoing, the Seller acknowledges that the Purchaser has assigned its rights hereunder to the Trustee for the benefit of third parties. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination, provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Servicer pursuant to Article IV and the indemnification and payment provisions of Article IX shall be continuing and shall survive any termination of this Agreement.

                  Section 10.4              Costs, Expenses and Taxes.

                  (a)      In addition to the rights of indemnification under
Article IX, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with the administration (including periodic auditing, modification and amendment) of this Agreement, and the other documents to be delivered hereunder, including without limitation: (i) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or the Servicer with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Purchase Assignment or the other documents to be delivered hereunder; and (ii) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, each Purchase Assignment or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (b) If the Seller or the Subservicer fails to pay any Lockbox Agreement fees or to pay or perform any agreement or obligation contained herein, the Purchaser may, or may direct to the Servicer to, (but shall not be required to) itself pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser or the Servicer incurred in connection therewith shall be payable by the party which has failed to so perform upon the Purchaser's or the Servicer's demand therefor.

                  Section 10.5              No Proceedings.

                  The Seller and the Subservicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser any proceeding of the type referred to in Section 8.1(c) so long as there shall not have elapsed one year plus one day since the latest maturing note issued by the Purchaser has been paid in full in cash.

                  Section 10.6              Amendments; Waivers; Consents.

                  No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Seller or the Subservicer from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller or the Subservicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer, the Purchaser and the Servicer, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

  Section 10.7              GOVERNING LAW; CONSENT TO JURISDICTION;
                                   WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF
LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT
THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE
PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN
RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER
THAN THE STATE OF OHIO.

                  (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE
UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF
OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON
IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY
REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE
PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED
FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S.
MAILS, POSTAGE PREPAID.  THE SELLER, AND THE SUBSERVICER EACH
HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY
OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS
TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED
APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE
RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY
ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE
SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER
JURISDICTION.  THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE
THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER
ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT
COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO
INSTITUTE ANY ACTION IN ANY OTHER FORUM.

                  (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE,
WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF,
CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.
INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH
TRIAL WITHOUT A JURY.

     Section 10.8              Execution in Counterparts; Severability.

                  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.













[INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              TENDER LOVING CARE HEALTH CARE
                                              SERVICES, INC., as Seller and as
                                              Subservicer



                                              By:           /s/ Dale R. Clift
                                              Name:        Dale R. Clift
                                              Title:       President

                                        Address at which the chief executive
                                                     office is located:

                                               Address: 1983 Marcus Avenue
                                                 Lake Success, NY 11042

                                               Attention:  Dale R. Clift
                                               Phone number: 516-358-1000
                                               Telecopier number: 516-327-8636


                                         Additional names under which Seller
                                                     does business:


                                         Additional locations at which Seller
                                         does business and maintains Records:


                                                     NPF XII, INC.



                                              By:           /s/ Donald H. Ayers
                                              Name:        Donald H. Ayers
                                              Title:       Vice President

                                              Address:      6125 Memorial Drive
                                                            Dublin, OH  43017
                                              Attention:     Donald H. Ayers
                                              Phone number: (614) 764-9944
                                              Telecopier number: (614) 764-0602


                                              NATIONAL PREMIER FINANCIAL
                                                     SERVICES, INC.



                                              By:           /s/ Donald H. Ayers
                                              Name:        Donald H. Ayers
                                              Title:       Vice President

                                              Address:  6125 Memorial Drive
                                                        Dublin, OH  43017
                                              Attention: Lance K. Poulsen
                                              Phone number: (614) 764-9944
                                              Telecopier number:(614) 764-0602